                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 22, 1997


                         AmeriSource Health Corporation
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             (Exact name of Registrant as specified in its charter)



   Delaware                     33-27835-01                   23-2546940
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(State or other                 (Commission                   (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


       P.O. Box 959, Valley Forge, PA                             19482
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  215-964-4480
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ITEM 5.   OTHER EVENTS

          On September 23, 1997, AmeriSource Health Corporation (the "Company") and McKesson Corporation ("McKesson") announced that they have entered into an Agreement and Plan of Merger, dated as of September 22, 1997 (the "Merger Agreement"), pursuant to which Patriot Acquisition Corp. ("Merger Sub"), a newly formed wholly owned subsidiary of McKesson, will be merged with and into the Company (the "Merger"). Under the terms of the Merger Agreement, stockholders of the Company will receive 0.71 of a share of McKesson common stock for each share of the Company's common stock (the "Company Common Stock") they hold. The Merger is intended to be a tax-free reorganization and to qualify as a pooling of interests for financial reporting purposes. Consummation of the Merger is subject to the satisfaction of certain conditions, including approvals by the stockholders of the Company and McKesson and receipt of certain regulatory approvals. The Merger Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to such Exhibit.

          In connection with the execution of the Merger Agreement, the Company and McKesson also entered into a Stock Option Agreement, dated September 22, 1997 (the "Stock Option Agreement"), pursuant to which the Company granted McKesson an option, exercisable under certain circumstances specified in the Stock Option Agreement, to purchase, at a purchase price of $70.87 per share, up to 3,418,601 shares of either the Company Class A Common Stock (the voting capital stock) or the Company Class B Common Stock (non-voting capital stock), at McKesson's election. If McKesson exercises its option and elects to acquire solely shares of Class A Common Stock, then its acquisition would represent approximately 19.9% of the currently outstanding shares of voting capital stock of the Company, without giving effect to the exercise of the option. The Stock Option Agreement is filed as Exhibit 99.2 hereto and is incorporated herein by reference. The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to such Exhibit.

          In connection with the execution of the Merger Agreement, McKesson and Merger Sub entered into a Voting/Support Agreement with 399 Venture Partners, Inc. ("VPI"), dated September 22, 1997 (the "VPI Voting/Support Agreement"), pursuant to which VPI has agreed to take certain actions in connection with the proposed Merger, including voting the shares of the Company Common Stock owned by it in favor of the Merger at any meeting of stockholders held to consider the Merger. VPI owns 234,926 shares of Class A Common Stock (the voting capital stock) and 6,486,147 shares of Class B Common Stock (non-voting capital stock), representing approximately 28% of the outstanding shares of Common Stock of the Company. Holders of the Class B Common Stock may elect at any time to convert any and all of such shares into Class A Common Stock, on a share-for-share basis, to the extent the holder thereof is not prohibited from owning additional voting securities by virtue of regulatory restrictions.

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          The Voting/Support Agreement with VPI also provides that, at the request of McKesson, VPI will take all action necessary to convert its Class B Common Stock to Class A Common Stock (but not in excess of the number of shares which would cause VPI to hold more than 19% of the voting stock of the Company). The Voting/Support Agreement with VPI is filed as Exhibit 99.3 and is incorporated herein by reference. The foregoing description of the Voting/Support Agreement is qualified in its entirety by reference to such Exhibit.

          In connection with the execution of the Merger Agreement, McKesson also entered into an agreement dated September 22, 1997 with VPI (the "Registration Rights Agreement") with respect to the registration rights that will be accorded to VPI with respect to the McKesson common stock it will receive pursuant to the Merger. The Registration Rights Agreement is filed as
Exhibit 99.4 hereto and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such Exhibit.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits

          The following exhibits are filed as part of this report:

99.1 Agreement and Plan of Merger, dated as of September 22, 1997, and among McKesson Corporation, AmeriSource Health Corporation and Patriot Acquisition Corp.

99.2 Stock Option Agreement, dated September 22, 1997, by and between McKesson Corporation and AmeriSource Health Corporation.

99.3 Voting/Support Agreement, dated September 22, 1997, by and among 399 Venture Partners, Inc., McKesson Corporation and Patriot Acquisition Corp.

99.4 Registration Rights Agreement, dated September 22, 1997, by and between McKesson Corporation and 399 Venture Partners, Inc.

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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERISOURCE HEALTH CORPORATION



                              By:   /s/ Teresa T. Ciccotelli
                                    ------------------------------------------
                                    Vice President, General Counsel
                                    and Secretary


Dated:  September 24, 1997

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                                 EXHIBIT INDEX


Exhibit
Number                                         Description


99.1 Agreement and Plan of Merger, dated as of September 22, 1997, and among McKesson Corporation, AmeriSource Health Corporation and Patriot Acquisition Corp.

99.2 Stock Option Agreement, dated September 22, 1997, by and between McKesson Corporation and AmeriSource Health Corporation.

99.3 Voting/Support Agreement, dated September 22, 1997, by and among 399 Venture Partners, Inc., McKesson Corporation and Patriot Acquisition Corp.

99.4 Registration Rights Agreement, dated September 22, 1997, by and between McKesson Corporation and 399 Venture Partners, Inc.



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